UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 20, 2015

Superconductor Technologies Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21074	77-0158076
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

9101 Wall Street, Suite 1300, Austin, TX		78754
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (512) 334-8900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Equity Financing

On March 20, 2015, Superconductor Technologies Inc. (the “Company”) entered into a Securities Purchase Agreement (“Purchase Agreement”) by and among the Company and certain investors (the “Purchasers”), pursuant to which the Company agreed to issue to the Purchasers, in a registered offering, 3,062,790 shares of its common stock at a price of $1.6325 per share. The closing of the registered offering and the concurrent private placement outlined below is expected to occur on or about March 25, 2015, subject to satisfaction of customary closing conditions set forth in the Purchase Agreement. The net proceeds to the Company from the registered offering of the common stock, after deducting the Placement Agent fees and the Company’s estimated offering expenses, is expected to be approximately $4.59 million.

For each share of common stock purchased, Purchasers will also receive an unregistered warrant to purchase 0.5 of a share of common stock (the “Warrants”). The Warrants are being issued in a concurrent private placement.

In connection with the registered offering and the concurrent private placement, the Company engaged H.C. Wainwright & Co., LLC (the “Placement Agent”) to act as its exclusive placement agent. The Company agreed to pay the Placement Agent a cash placement fee equal to 7% of the aggregate purchase price for the common stock sold in the registered offering, plus a non-accountable expense allowance equal to 1% of the gross proceeds of all the common stock sold in the registered offering. The Placement Agent will also receive five-year warrants (the “Compensation Warrants”) equal to 5% of the aggregate number of shares of common stock sold in the registered offering, at an exercise price of $2.0406 (125% of the public offering price per share of common stock). The Company also granted the Placement Agent a right of first refusal to act as its exclusive advisor, manager or underwriter or agent, as applicable, if the Company or its subsidiaries sells or acquires a business, finances any indebtedness using an agent, or raises capital through a public or private offering of equity or debt securities at any time prior to December 19, 2015.

The offer and sale of the common stock in the registered offering is registered under the Securities Act of 1933, as amended (the “Securities Act”), on a registration statement on Form S-3 (File No. 333-202702), which became effective on March 19, 2015, and a related prospectus supplement filed in connection with such offering.

In a concurrent private placement, each Purchaser will also receive Warrants to purchase 0.5 of a share of common stock for each share of common stock purchased in the registered offering. The Warrants have an exercise price of $1.6325 per share, shall be exercisable immediately and will expire five years and six months from the date of issuance. The Warrants are exercisable for cash or, solely in the absence of an effective registration statement or prospectus, by cashless exercise. The exercise price of the Warrants is not subject to a “price-based” anti-dilution adjustment. The exercise price of the Warrants is subject to adjustment in the case of customary events such as stock dividends or other distributions on shares of common stock or any other equity or equity equivalent securities payable in shares of common stock, stock splits, stock combinations, reclassifications or similar events affecting our common stock, and also, subject to limitations, upon any distribution of assets, including cash, stock or other property to our stockholders. The exercise of the Warrants is subject to certain beneficial ownership and other limitations set forth in the Warrants.

The Company will receive proceeds from the concurrent private placement transaction solely to the extent the Warrants are exercised for cash.

On March 20, 2015, the Company issued a press release announcing the registered offering and the concurrent private placement. A copy of the press is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

The foregoing summaries of the Purchase Agreement, Warrants and Compensation Warrants are subject to, and qualified in their entirety by, such documents attached hereto as Exhibits 1.1, 4.1 and 4.2, respectively, which are incorporated herein by reference. Certain of these documents contain representations and warranties and other statements which are not for the benefit of any party other than the parties to such document or agreement and are not intended as a document for investors (to the extent they are not a party to such agreement) or the public generally to obtain factual information about us.

A copy of the opinion of Manatt, Phelps & Phillips, LLP relating to the legality of the issuance of the shares of common stock is attached hereto as Exhibit 5.1.

Adjustment of Exercise Price of other Warrants

As a result of the registered offering and the concurrent private placement, the exercise price of the Term A and Term B warrants issued in the Company’s underwritten public offering that closed on August 9, 2013, will each be adjusted to $1.6325 due to the price-based anti-dilution adjustment mechanisms in such warrants which provides that if the Company sells shares of common stock or common stock equivalents at an effective per share price less than the then exercise price of such warrants, that the exercise price of the Term A and Term B warrants will be reset to such lower price. This feature will terminate when the volume-weighted average price of our common stock as reported by our principal trading market exceeds 300% of the then exercise price of the warrant for thirty consecutive trading days and does not apply to certain exempt issuances, including, in certain circumstances, issuances under equity incentive plans, securities issued upon exercise or conversion of existing securities or securities issued in connection with acquisitions or strategic transactions.

Each Term B warrant expires on August 9, 2015 and each Term A warrant expires on August 9, 2018.

Item 3.02	Unregistered Sales of Equity Securities

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. The issuance of the Warrants by the Company under the Purchase Agreement and the Compensation Warrant to the Placement Agent is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder.

Forward-Looking Statements

Certain statements in this Form 8-K are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include statements about the expected closing of the sale and purchase of the Company’s securities described herein and the Company’s receipt of net proceeds therefrom. For such statements, the Company claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from the Company’s expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the Company’s ability to satisfy applicable closing conditions under the Purchase Agreement and the Purchasers’ fulfillment of their obligations to purchase the securities. Additional factors that could cause actual results to differ materially from those stated or implied by the Company’s forward-looking statements are disclosed in the Company’s other reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as to the date of this report. Except as required by law, the Company undertakes no obligation to update any forward-looking or other statements in this report, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

1.1	Securities Purchase Agreement, dated as of March 20, 2015, by and among the Company and the Purchasers

4.1	Form of Common Stock Purchase Warrant

4.2	Form of Placement Agent Warrant

5.1	Opinion of Manatt, Phelps & Phillips, LLP

23.1	Consent of Manatt, Phelps & Phillips, LLP (included in Exhibit 5.1)

99.1	Press Release of the Company dated March 20, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Superconductor Technologies Inc.

Dated: March 24, 2015	By:	/s/ WILLIAM J. BUCHANAN
William J. Buchanan
Vice President and Chief Financial Officer